UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 11, 2009

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX		77046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2009, Buckeye Energy Services LLC (“BES”), an indirect wholly-owned subsidiary of Buckeye Partners, L.P. (“we,” “us,” “our” or the “Partnership”), entered into a Third Increase Agreement and Waiver (the “Agreement”) to the Credit Agreement (the “Credit Agreement,” and the credit facility evidenced by the Credit Agreement, the “Facility”), dated as of May 20, 2008, with BNP Paribas, as Administrative Agent, Collateral Agent, and Lead Arranger and the other lenders from time to time party thereto. After giving effect to the Agreement and other transactions effected concurrently with the effectiveness of the Agreement, the Facility is successfully syndicated and provides for borrowings up to $250,000,000 compared to a previous maximum of $175,000,000.

Item 8.01.  Other Events.

On August 11, 2009, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., SunTrust Robinson Humphrey, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC as representatives of the underwriters, that provided for the issuance and sale by the Partnership, and the purchase by the underwriters, of $275,000,000 aggregate principal amount of our 5.50% senior unsecured notes due 2019 (the “Senior Notes”).  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.  The Senior Notes are expected to be issued on August 18, 2009 pursuant to an Indenture, dated as of July 10, 2003, between the Partnership and U.S. Bank National Association (successor to SunTrust Bank), as trustee, as amended and supplemented from time to time.  The offering of the Senior Notes has been registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-155522).

Item 9.01.                                          Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of August 11, 2009, among Barclays Capital Inc., SunTrust Robinson Humphrey, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as representatives of the Underwriters, Buckeye Partners, L.P. and Buckeye GP LLC.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Senior Notes.

10.1	Third Increase Agreement and Waiver dated as of August 12, 2009, to the Credit Agreement, dated as of May 20, 2008, among Buckeye Energy Services LLC, BNP Paribas and other lenders party thereto.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President, General Counsel and Secretary

Dated: August 14, 2009

Exhibit Index

Exhibit

1.1

Underwriting Agreement, dated as of August 11, 2009, among Barclays Capital Inc., SunTrust Robinson Humphrey, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, as representatives of the Underwriters, Buckeye Partners, L.P. and Buckeye GP LLC.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Senior Notes.

10.1	Third Increase Agreement and Waiver dated as of August 12, 2009, to the Credit Agreement, dated as of May 20, 2008, among Buckeye Energy Services LLC, BNP Paribas and other lenders party thereto.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1).